Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, May 31, 2012	(302) 857-3292

DOVER MOTORSPORTS, INC.

DIRECTOR EUGENE W. WEAVER PASSES AWAY

Dover Motorsports, Inc. (NYSE: DVD) is saddened to announce the passing of long-time member of the Board of Directors Eugene W. Weaver, and wishes to express its deepest sympathies to the Weaver family.

“Over the years Gene contributed a great deal to our organization,” said Denis McGlynn, CEO and President of Dover Motorsports, Inc. “We are grateful for his lifelong dedication to our efforts. For over 40 years he was a most valuable contributor to our success.”

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate two motorsports tracks in two states and promote NASCAR sanctioned and other motorsports events. The Company owns and operates Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to www.dovermotorsports.com.